Exhibit (e)(4)(i)

                                   SCHEDULE A

                         EATON VANCE MUTUAL FUNDS TRUST
                             DISTRIBUTION AGREEMENT

                 I. FUNDS SOLD PRIOR TO JUNE 23, 1997 AGREEMENT

                                                Sales                            Prior Agreements
                                            Commissions on                     Relating to Class B
  Name of Fund Adopting this Agreement      Class B Shares                    and/or Class C Assets
  ------------------------------------      --------------                    ---------------------
Eaton Vance Government Obligations Fund           5%         Class B:  October 28, 1993
                                                             Class C:  October 28, 1993 / January 27, 1995

Eaton Vance High Income Fund*                     5%         Class B:  August 1, 1986 / July 7, 1993 / August 1, 1995
                                                             Class C:  January 27, 1995 / August 1, 1995

Eaton Vance Strategic Income Fund**              4.5%        Class B:  November 20, 1990 / July 7, 1993 / November
                                                             1, 1995
                                                             Class C:  March 1, 1994 / January 27, 1995 / November
                                                             1, 1995

Eaton Vance Tax-Managed Growth Fund 1.1           5%         Class B:  March 20, 1996
                                                             Class C:  June 24, 1996

Note: All Funds adopted a Distribution Agreement dated November 1, 1996

* This fund is a successor in operations to a fund which was reorganized, effective August 1, 1995 and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.

** This fund is a successor in operations to a fund which was reorganized, effective November 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.

                       II. FUNDS SOLD SINCE JUNE 23, 1997

                                                                                           SALES COMMISSION
                                                                                     ON CLASS           ON CLASS
NAME OF FUND ADOPTING THIS AGREEMENT (EFFECTIVE DATE)                                B SHARES           D SHARES
-----------------------------------------------------                                --------           --------
Eaton Vance Floating-Rate Fund (August 14, 2000)                                       6.25%              N/A
Eaton Vance Floating-Rate High Income Fund (June 19, 2000)                             6.25%              N/A
Eaton Vance Insured High Income Fund (June 22, 1998)                                   6.25%              N/A
Eaton Vance Insured Tax-Managed Emerging Growth Fund (June 22, 1998)                   6.25%              N/A
Eaton Vance Insured Tax-Managed Growth Fund (June 22, 1998)                            6.25%              N/A
Eaton Vance Insured Tax-Managed International Growth Fund (June 22, 1998)              6.25%              N/A
Eaton Vance Municipal Bond Fund (October 17, 1997)                                      5%                N/A
Eaton Vance Tax-Managed Multi-Cap Opportunity Fund (June 19, 2000)                     6.25%             6.25%
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.1 (August 11, 1997)                     5%                N/A
Eaton Vance Tax-Managed International Growth Fund (March 2, 1998)                       5%                 5%
Eaton Vance Tax-Managed Value Fund (August 16, 1999)                                    5%                 5%
Eaton Vance Tax-Managed Young Shareholder Fund (June 19, 2000)                         6.25%             6.25%
Eaton Vance Tax-Managed Growth Fund 1.2 (October 16, 2000)                             6.25%             6.25%
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.2 (October 16, 2000)                   6.25%             6.25%
Eaton Vance International Growth Fund (June 18, 2001)                                   N/A               N/A
Eaton Vance Equity Research Fund (August 13, 2001)                                      N/A               N/A
Eaton Vance Tax-Managed Equity Asset Allocation Fund (December 10, 2001)               6.25%              N/A
Eaton Vance Tax-Managed Mid-Cap Core Fund (December 10, 2001)                          6.25%              N/A
Eaton Vance Tax-Managed Small-Cap Value Fund (December 10, 2001)                       6.25%              N/A
Eaton Vance Low Duration Fund (June 18, 2002)                                          6.25%              N/A


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